UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2025

EASTERN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 High Street,
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 327-8376

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

HarborOne Shareholders Approve Merger with Eastern

On August 20, 2025, HarborOne Bancorp, Inc. (“HarborOne”) announced that its shareholders approved the Merger Agreement (as defined below) with Eastern Bankshares, Inc. (“Eastern”) and Eastern Bank at special meeting held that day (the “Special Meeting”). The Special Meeting and the Merger Agreement are described in greater detail in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission on June 27, 2025. At the Special Meeting, HarborOne shareholders also approved, on an advisory (non-binding) basis, the specified compensation that may become payable to the named executive officers of HarborOne in connection with the Merger (as defined below).

Eastern Intends to Complete Bank Merger Immediately Following Merger of HarborOne into Eastern

Pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 24, 2025, by and among Eastern, Eastern Bank, HarborOne, and HarborOne Bank, HarborOne will merge with and into Eastern, with Eastern as the surviving entity (the “Holdco Merger”). The Merger Agreement provides that following the Holdco Merger, at a time determined by Eastern, HarborOne Bank will merge with and into Eastern Bank, with Eastern Bank as the surviving bank (the “Bank Merger” and, together with the Holdco Merger, the “Merger”).

Eastern has concluded that it would be in the best interest of the customers and employees of Eastern Bank and HarborOne Bank for the Bank Merger to occur contemporaneously with the Holdco Merger, and therefore has exercised its right under the Merger Agreement for the Bank Merger to become effective immediately after the Holdco Merger.

Anticipated Timing of Merger

Eastern expects that the Merger will close during the fourth quarter of 2025, but if the closing conditions described below are not satisfied as of October 31, 2025, Eastern has the right to defer the closing date until February 20, 2026. (As disclosed in the proxy statement/prospectus, February 20, 2026 is the business day immediately preceding the date scheduled for the conversion of HarborOne’s information systems to Eastern’s systems.)

The closing conditions that remain to be satisfied include, but are not limited to, the receipt of all required regulatory approvals from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Massachusetts Commissioner of Banks and the Massachusetts Housing Partnership Fund, in each case without the imposition of a “burdensome condition” as defined in the Merger Agreement. (Given that Eastern has exercised its right under the Merger Agreement for the Bank Merger to become effective immediately after the Holdco Merger, the approval of the Merger by the Massachusetts Board of Bank Incorporation is no longer required as previously disclosed in the proxy statement/prospectus.)

Eastern cannot provide any assurance that all required regulatory approvals, waivers or consents as set forth in the Merger Agreement will be obtained, when they will be obtained or whether there will be burdensome conditions in the approvals or any litigation challenging the approvals. Eastern does anticipate, however, as of the date of this Form 8-K, that all required approvals will be received and all of the other closing conditions will be satisfied by October 31, 2025, and the Holdco Merger and the Bank Merger will become effective as of 12:01 a.m. and 12:02 a.m., respectively, on November 1, 2025. (Except as required by law, Eastern specifically disclaims any obligation to update its expectations regarding the matters discussed in this paragraph as a result of developments occurring after the date of this Form 8-K.)

As previously disclosed, the banking systems conversion necessary to convert customer accounts at HarborOne Bank to Eastern Bank’s platform is expected to occur on or about February 21, 2025. HarborOne Bank customers will be receiving detailed communications regarding product and account conversions in the weeks leading up to the systems conversion.

Anticipated Timing of Merger Consideration Election Process

As disclosed previously, including in the proxy statement/prospectus, at the Effective Time of the Holdco Merger, each share of HarborOne common stock issued and outstanding immediately prior to the Effective Time, other than certain shares held by HarborOne, will be converted into the right to receive, at the election of the holder of such share of HarborOne common stock, and subject to proration in accordance with the Merger Agreement:

•	0.765 shares of Eastern common stock;

•	$12.00 per share in cash; or

•	a combination of common stock and cash.

The shareholder election will be subject to a proration mechanism, such that the total number of shares of HarborOne common stock entitled to receive the stock consideration will be equal to not less than 75% and not more than 85% of the aggregate number of shares of HarborOne common stock issued and outstanding immediately prior to the effective time, and all other shares of HarborOne common stock issued and outstanding immediately prior to the effective time will be entitled to receive the cash consideration.

HarborOne shareholders will initially be mailed a form of election, including transmittal materials, at least 20 business days before the anticipated Election Deadline (as defined in the Merger Agreement) so as to permit each HarborOne shareholder to exercise its right to make an election prior to the Election Deadline. Each form of election will allow the holder to make cash or stock elections or a combination of both with respect to such holder’s shares of HarborOne common stock.

Assuming that Eastern continues to anticipate that the closing date of the Merger will occur on October 31, 2025, Eastern anticipates that Eastern and HarborOne will jointly announce in late September details related to the process necessary for each HarborOne shareholder to exercise its right to make an election prior to the Election Deadline. The date of the Election Deadline also will be disclosed in a press release pursuant to the Merger Agreement.

Other Information regarding the Merger Agreement

The foregoing description of Merger Agreement provisions are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is Annex A to the definitive proxy statement/prospectus.

Caution Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed Merger that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the Merger Transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to the completion of the Merger or thereafter, Eastern or HarborOne may not perform as expected due to transaction-related uncertainty or other factors; that required regulatory, approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed Merger is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the Merger; continued pressures and uncertainties within the banking industry and in the Eastern and HarborOne markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on transaction-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to Eastern’s and HarborOne’s respective businesses generally that are disclosed in Eastern’s and HarborOne’s respective 2024 Annual Reports on Form 10-K. Eastern’s and HarborOne’s SEC filings are accessible on the SEC’s website at www.sec.gov and on their respective corporate websites at https://investor.easternbank.com/financials/sec-filings/default.aspx and https://www.harboronebancorp.com/corporate-profile/. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this Form 8-K, Eastern claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Eastern specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

	By:	/s/ R. David Rosato
DATE: August 20, 2025		R. David Rosato
Chief Financial Officer